Exhibit 99.1

REALOGY ANNOUNCES FILING OF DEFINITIVE PROXY

STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS TO

APPROVE MERGER AGREEMENT WITH APOLLO MANAGEMENT

Company Reports Preliminary 2006 Full-Year Results

In Line with its Full-Year 2006 Forecast

PARSIPPANY, N.J., Feb. 23, 2007 - Realogy Corporation (NYSE: H) today announced that it filed its definitive proxy statement for the special meeting of stockholders to be held on March 30, 2007, at the Hilton Parsippany, One Hilton Court, Parsippany, New Jersey 07054, at 10:00 a.m., for the purpose of voting on a proposal to approve the merger agreement with affiliates of Apollo Management, L.P. As previously disclosed, stockholders of record as of the close of business on February 20, 2007, will be entitled to vote at the special meeting of stockholders. The Company expects to commence the mailing of the notice of meeting and definitive proxy statement to stockholders on or about February 23, 2007.

Realogy also announced that it and Apollo have entered into a memorandum of understanding with certain plaintiffs to settle the purported consolidated class action litigation that was brought following the announcement of the proposed merger with Apollo. The defendants have denied any wrongdoing or liability in the memorandum of understanding, which they entered into to avoid the burden and expense of further litigation. The memorandum of understanding provides, among other things, for a reduction in the termination fee payable to Apollo under certain circumstances to $180 million, certain agreements by the defendants with respect to the time periods applicable to the exercise of stockholders’ appraisal rights and additional disclosures in the proxy statement for the merger, which are reflected in the definitive proxy statement filed earlier today. The dismissal of the litigation is subject to court approval and other customary conditions.

Realogy currently expects to complete the merger with Apollo Management in early to mid-April 2007, subject to the adoption of the merger agreement by Realogy’s stockholders and the satisfaction of other closing conditions.

The Company also reported its preliminary unaudited financial results for the 2006 full year, which are in line with its previously announced guidance for the full year. As of the date of this release, management estimates that unaudited 2006 full-year revenue was approximately $6.492 billion; EBITDA was approximately $852 million, excluding separation, restructuring, legacy costs of our former parent incurred by us and merger costs; and net income was approximately $412 million, adjusted on the same basis. As of the date of this release, management estimates that unaudited 2006 full-year net income was approximately $364 million, after deducting estimated separation, restructuring, legacy costs of our former parent incurred by us and merger costs. (Please see Table 1 for a definition of EBITDA, excluding separation, restructuring, legacy costs of our former parent incurred by us and merger costs, and a reconciliation of the preliminary 2006 full-year results of that measure to net income.)

While the numbers referred to above are preliminary, they will be audited and finalized in the Company’s 2006 financial statements, which will be publicly disclosed and reflected in Realogy’s Annual Report on Form 10-K for the year ended December 31, 2006, which the Company anticipates filing with the SEC within the first 10 days of March 2007.

About Realogy Corporation

Realogy Corporation (NYSE: H), the world’s largest real estate franchisor and a member of the S&P 500, has a diversified business model that also includes real estate brokerage, relocation and title services. Realogy’s world-renowned brands and business units include Century 21®, Coldwell Banker®, Coldwell Banker Commercial®, ERA®, Sotheby’s International Realty®, NRT Incorporated, Cartus and Title Resource Group. Headquartered in Parsippany, N.J., Realogy (www.realogy.com) has approximately 15,000 employees worldwide. To receive Realogy press releases, sign up for an e-mail subscription or secure a link for your RSS reader at www.realogy.com/media.

Forward-Looking Statements

Certain statements in this press release, including but not limited to those relating to the timing of the consummation of the merger with Apollo, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Corporation (“Realogy”) to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

It is possible that the Company’s actual audited 2006 results could vary from its preliminary unaudited results, and such variations could be material. Various factors that could cause actual results to differ materially from those expressed in such forward-looking statements include but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Realogy and others relating to the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) the failure of the merger to close for any other reason; and (6) adverse developments in general business, economic and political conditions or any outbreak or escalation of hostilities on a national, regional or international basis, a decline in the number of home sales and/or prices, local and regional conditions in the areas where our franchisees and brokerage operations are located, our inability to access capital and/or asset backed markets on favorable terms, and risks inherent in Realogy’s separation from Cendant and the related transaction, and other risk factors discussed from time to time by Realogy in reports filed with the Securities and Exchange Commission.

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Realogy’s filings with the Securities and Exchange Commission (the “SEC”), including Realogy’s Information Statement dated July 13, 2006, its Quarterly Report on Form 10-Q for the three months ended June 30, 2006 and its Quarterly Report on Form 10-Q for the three months ended September 30, 2006, under headings such as “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for Realogy’s ongoing obligations to disclose material information under the federal securities laws, Realogy undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Note Regarding Reconciliation of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained on Table 1 attached to this release.

Additional Information and Where to Find It

In connection with the proposed transaction, Realogy has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Realogy Corporation at the Securities and Exchange Commission’s Web site at www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free by directing such request to Realogy Investor Relations, telephone: (973) 407-2710 or on Realogy’s Web site at www.realogy.com/investor_relations.

Participants in the Solicitation

Realogy and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in Realogy’s Information Statement dated July 13, 2006, and information concerning all of Realogy’s participants in the solicitation is included in the definitive proxy statement relating to the proposed merger. Each of these documents is available free of charge at the Securities and Exchange Commission’s Web site at www.sec.gov and from Realogy Investor Relations, telephone: (973) 407-2710 or on Realogy’s Web site at www.realogy.com/investor_relations.

Media Contact:	Investor Relations Contact:
Kathy Borruso	Henry A. Diamond
(973) 407-5041	(973) 407-2710
kathy.borruso@realogy.com	henry.diamond@realogy.com

* * * Table 1 to follow * * *

Table 1:

Reconciliation of Realogy EBITDA excluding separation, restructuring and former parent legacy costs incurred by Realogy, to Net Income

(in Millions)

For the Year Ended December 31, 2006
Total EBITDA before separation, restructuring, Cendant legacy costs and merger costs	$852
Separation, restructuring, legacy and merger costs(1)	78
Depreciation and amortization	142
Interest expense (income), net	29

Income before income taxes and minority interest	603
Less:
Provision for income taxes	237
Minority interest, net of tax	2

Net income	$364

(1)	Includes $66 million, $46 million and $4 million of separation, restructuring and merger-related costs, respectively, offset by a benefit of $38 million for former parent legacy matters.

The financial measure EBITDA excluding separation, restructuring, former parent legacy costs and merger costs incurred by us, is a supplemental measure of our performance that is not a GAAP measure. It is defined as net income before separation, restructuring, legacy costs of our former parent incurred by us and merger costs, interest expense (income), net (other than interest relating to secured obligations), income taxes, depreciation, amortization and minority interest. A reconciliation of this financial measure to the most directly comparable GAAP measure, net income, is presented above.

We present this financial measure because we believe this measure provides investors with important additional information to evaluate our operating performance. We believe it is useful as a supplemental measure in evaluating performance of our operating businesses and provides greater transparency into our combined results of operations. It is the measure used by our management, including our chief operating decision maker, to perform such evaluation, and it is a factor in measuring compliance with debt covenants relating to certain of our borrowing arrangements. It should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with generally accepted accounting principles.

EBITDA excluding separation, restructuring, former parent legacy costs incurred by us and merger costs, has limitations as an analytical tool, and you should not consider it in isolation, or as an alternative to pretax income or any other operating performance measure presented in accordance with GAAP.